EXHIBIT 10.3

FACILITY ACCESS AND WHOLESALE PRODUCTION PURCHASE AND SALE AGREEMENT

This Facility Access and Wholesale Production Purchase and Sale Agreement (this “Agreement”), is made and entered into as of March 26, 2019 (the “Effective Date”), by and between Holy Cacao, Inc. a subsidiary of First Foods Group, Inc., a Nevada corporation with an address at c/o Incorp Services, Inc., 3773 Howard Hughes Parkway, Suite 500S, Las Vegas, NV 89169-6014 (“Supplier”), and the lessor of a facility located in Broward County, FL (“Buyer”). Buyer and Supplier may sometimes be referred to in this Agreement, individually, as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Supplier makes and sells raw chocolate (the “Product”) in compliance with applicable state and federal laws (the “Laws”);

WHEREAS, Buyer maintains a facility located at 4360 Oakes Road, Unit 607-609, Davie, FL 33314 (the “Facility”) that is suitable to make the Product;

WHEREAS, Buyer desires to purchase, and Supplier desires to sell, the Product in accordance with the Laws and the terms and conditions in this Agreement; and

WHEREAS, Supplier desires to make use of the Facility to make the Product and Buyer desires to allow the Supplier to use the Facility for that purpose, subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1 Supply of Product.

(a) Product Order. From time to time, Buyer may place orders with Supplier for the Product (each, an “Order”) using the form attached hereto as Exhibit A (the “Purchase Order Form”), which Buyer may transmit to Supplier via facsimile, e-mail, or mail. By placing an Order, Buyer makes an offer to purchase the Product pursuant to the terms and conditions of this Agreement and the Purchase Order Form. Supplier may in its sole discretion accept or reject, in whole or in part, any Order within five (5) days of receipt of such Purchase Order Form by providing Buyer written notice of such acceptance or rejection via e-mail. All terms and conditions contained within any Purchase Order Form accepted by Supplier are incorporated in this Agreement, unless such terms or conditions conflict with this Agreement, in which case the terms of this Agreement shall control.

(b) Acceptance and Delivery of Orders. All Orders accepted by Supplier shall be delivered to the location of Supplier (or Supplier’s third-party contract manufacturer) as indicated in the Order (the “Pick-Up Location”). All shipping and handling costs associated with picking up the Product from the Pick-Up Location shall be borne, exclusively, by Buyer. Subject to the provisions of Section I (d), all Orders delivered by Supplier to the Pick-Up Location on the pick-up date set forth in the Purchase Order shall be deemed final and irrevocable.

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1 Raw chocolate is defined as chocolate made in accordance with the Supplier's proprietary' recipes for sale to the Buyer in a wholesale form, without retail packaging or branding.

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(c) Title and Risk of Loss. Title and risk of loss of any Product shall transfer to Buyer upon Supplier’s delivery of the Product to the Pick-Up Location. Upon transfer of title to Buyer, Buyer shall become solely responsible for ensuring that the Product, and any subsequent product(s) derived or manufactured from the Product, at all times comply with all applicable law, including but not limited to the Laws.

(d) Acceptance and Rejection of Product. Buyer shall accept or reject all Product within twenty-four (24) hours of delivery by Supplier to the Pick-Up Location (the “Inspection Window”). Buyer may only reject all or a portion of Product that is deemed to be of un-useable quality. Any Product that is not rejected in writing within the Inspection Window shall be deemed to be accepted, and Buyer waives any right to claim such Product breaches this Agreement.

Section 2 Payment Terms for Supply of Product. Supplier shall be paid the total purchase price set forth in the Purchase Order in cash (or other good funds accepted by Supplier) as follows: 25% non-refundable payment from Buyer upon Buyer’s acceptance of Supplier’s Purchase Order and 75% prior to or upon pick-up of the Product at the Pick-Up Location.

Section 3 Facility Access Agreement.

(a) Dual Access.

(i) The Parties agree to jointly occupy and share the Facility during the Term of this Agreement. The Supplier shall have full use of the Equipment and designated employees of the Buyer for fourteen (14) days of each calendar month and Buyer shall have use of the Equipment and designated employees of the Buyer for seven (7) business days each month. The term “Equipment” shall be defined as any equipment, tools, and systems located in the Facility that are used to manufacture the Products and all reasonable storage and operating space to support such use.

(ii) Supplier shall give notice to Buyer at least three (3) business days prior to the end of each month specifying which days of the following month Supplier wishes to use the Facility and Buyer shall use its best efforts to accommodate such schedule. All of the days of the Supplier’s Facility access shall be contiguous, unless it specifically requests otherwise.

(iii) In the event a Party requires usage in any month in excess of its allotted number of days, it shall request such additional access from the other Party, and such other Party shall accommodate such request, if it is commercially reasonable.

(iv) In the event there are more or less than twenty-one (21) business days in a month, the Parties agree to negotiate in good faith the allocation of access days for each Party.

(v) The Parties shall cooperate with one another and reasonably agree on the identity of the employees designated to supply services to the Supplier when required under this Agreement. In the event a designated employee is unavailable to provide services for the Supplier (e.g. vacation, illness, etc.), Buyer shall promptly designate a replacement employee with similar skill sets.

(vi) Regardless of whether it is a day in which the Supplier has use of the Equipment, its employees and agents shall have access to the Facility and the Supplier shall be entitled to store its inventory of raw materials, goods in process and finished goods in designated and secure locations, as well as personal property of its employees and agents.

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Section 4 Payment Terms for Facility Access.

(a) As compensation for the Facility Access, Supplier shall pay to Buyer the following:

(i) 100% of Buyer’s payments due under the lease for the Facility, such payment to be due monthly.

(ii) 66.6% of Buyer’s expenses related to payroll for employees that make the Product; and

(iii) 66.6% of Buyer’s operating expenses specifically related to the Product including utilities, equipment, maintenance and insurance expenses.

The Parties agree that Supplier will pay for payroll expenses incurred by Supplier and Buyer will pay for payroll expenses incurred by Buyer. The Parties acknowledge that regardless of the nature and extent of the combined labor required by the Parties, the Buyer’s employees may need to be retained on a full-time basis in order for Buyer to secure the employees’ employment. If a full-time employee is not fully utilized on a full-time basis by the Parties, the percentage described in item (ii) above will be applied to Buyer’s invoice to Supplier. If a full-time employee is fully utilized on a full-time basis by the Parties, but Supplier uses the employee more or less than the percentage described in item (ii) above, the percentage will be adjusted in Buyer’s invoice to Supplier.

(b) The Parties agree that Buyer will present Supplier with a detailed monthly invoice of the amounts described in Section 4(a) by the 15th day of each month and the Supplier will pay each invoice by the 5th day of each subsequent month.

(c) The Parties acknowledge and agree that Supplier has submitted payment under Section 4(a) to the Buyer for the months of January and February 2019.

(d) The Parties acknowledge and agree that Supplier has issued 100,000 shares of First Food Group, Inc. common stock as a charitable contribution to the non-profit entity, EarthCorp Foundation, in support of EarthCorp Foundation’s environmental regeneration efforts.

(e) During the Term, Buyer agrees that without the prior written consent of the Supplier, Buyer will not hire additional employees, raise the salaries of its employees outside of the ordinary course of business and as is consistent with past practices or incur any other extraordinary expenses.

(f) The compensation described in Section 4 contemplates that the Facility will be utilized two-thirds by Supplier and one-third by Buyer. In the event usage of the Facility is not so divided and a Party’s usage exceeds its allocable days, the additional usage shall be charged to such Party pro rata.

Section 5 Mutual Obligations Related to the Facility Access.

(a) During their days of usage, each Party shall utilize the Facility in a professional and workman like manner and when their usage period ends shall leave the Facility in a stage of cleanliness equal to the start of their usage period.

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(b) Each Party shall be responsible to order and store its own raw materials, finished goods, work-in-process and packaging and neither Party shall use the property of the other Party.

(c) Buyer shall keep full and accurate books of account and records covering all its activities and transactions relating to the Facility and its employees and agrees that Supplier shall have rights on reasonable notice to examine these books of account and records through its authorized representatives or independent certified public accountants,

(d) Buyer shall maintain the insurance policies covering the Facility currently in place. Buyer shall endeavor to add Supplier as a party thereto with respect to the aforementioned insurance policies. Supplier shall cooperate with Buyer to be added to the policies. Buyer shall supply Supplier with a copy of the policies of insurance. Buyer will not vary or agree to vary the terms of such policies without the prior written consent of Supplier. Buyer shall use its best endeavors to ensure that any such policies are not vitiated by reason of any act or omission of its employees or agents or others for whom it may be responsible. Any replacement policy shall be similar to the current policy and shall be reasonably acceptable to the Supplier.

(e) Each Party shall be fully responsible for the safe custody and reasonable maintenance of any unique molds, plates, tools or other materials necessary or incidental to the production solely of its Products.

Section 6 Representations, Warranties and Covenants.

(a) Representations. Warranties and Covenants of Supplier. Supplier represents, warrants and covenants to Buyer that Supplier is: (i) a validly existing business entity in good standing in the jurisdiction in which Supplier was formed; (ii) authorized to do business in the state and locality in which it operates; and (iii) authorized to enter into the transactions contemplated by this Agreement.

(b) Representations, Warranties and Covenants of Buyer. Buyer represents, warrants and covenants to Supplier that Buyer is: (i) a validly existing business entity in good standing in the jurisdiction in which Buyer was formed; (ii) authorized to do business in the state and locality in which it operates; (iii) authorized to enter into the transactions contemplated by this Agreement; (iv) operating in compliance with the Laws; (v) in good standing as a lease tenant; and (v) not insolvent, and is paying all of its debts as they become due. When executed and delivered by each of Supplier and Buyer, this Agreement will constitute the legal, valid and binding obligation of Supplier and Buyer, enforceable against Seller and Buyer in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

Section 7 Indemnity and Limitation of Liability.

(a) Indemnity. Each Party shall indemnify, defend and hold harmless the other Party and its representatives, directors, employees, agents, affiliates, successors and permitted assigns against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including attorneys’ fees, fees and the costs of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers, incurred by each Party (collectively, “Losses”), relating to any action of a third party arising out of or related to:

(i)	Each Party’s breach or non-fulfillment of any representation, warranty or covenant contained in this Agreement; or

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(ii)	Each Party’s non-compliance with the Laws;

(iii)	Any claim for product liability, breach of warranty, negligence, product defect, or any similar cause of action (regardless of the form in which any such claim is made) arising out of, or in any manner connected with, this Agreement or any Product sold in connection herewith, including but not limited to any subsequent product(s) derived or manufactured from the Product;

(iv)	Any claim arising out of, or in any matter connected with, the development, manufacture, production, distribution, sale, advertisement, marketing, or promotion of any Product sold in connection herewith, including but not limited to any subsequent product(s) derived or manufactured from the Product; or

(v)	The negligence, gross negligence or willful or intentional act or omission of each Party, its owners, employees, agents or assigns.

(b) Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOSS OF PROFITS, REVENUE OR INCOME, OR FOR ANY INDIRECT, PUNITIVE, SPECIAL, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES ARISING FROM OR RELATED TO THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY’S AGGREGATE LIABILITY UNDER THIS AGREEMENT, WHETHER BASED ON BREACH OF WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED THE FAIR MARKET WHOLESALE VALUE OF THE PRODUCT SUPPLIER HAS SOLD AND BUYER HAS PURCHASED IN ANY FIFTEEN (15) DAY PERIOD, LESS THE FAIR MARKET WHOLESALE VALUE OF SUCH PRODUCT PROPERLY REJECTED BY BUYER. EACH PARTY UNDERSTANDS THAT IT MAY BE WAIVING RIGHTS WITH RESPECT TO CLAIMS THAT ARE AT THIS TIME UNKNOWN OR UNSUSPECTED.

Section 8 Term and Termination.

(a) Term of this Agreement. This Agreement shall commence on the Effective Date and shall continue in effect for one (1) year unless earlier terminated in accordance with Section 5(b) of this Agreement (the “Initial Term”). This Agreement shall automatically renew for successive periods of one (1) year (each, a “Renewal Term”) unless written notice is provided by either Party to the other sixty (60) days prior to the end of the Initial Term or the then applicable Renewal Term. The Initial Term and all Renewal Terms shall be referred to in this Agreement as the “Term.”

(b) Termination. In addition to any other provisions contained in this Agreement regarding termination, this Agreement may be terminated:

(i)	By Supplier for any reason upon no less than ninety (90) days prior written notice; or

(ii)	By Buyer for any reason upon no less than one-hundred and eighty (180) days prior written notice; or

(iii)	Immediately at the option of the non-breaching Party in the event of any incurable material breach.

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Section 9 Events Following Expiration or Termination. The following shall occur upon the expiration or termination of this Agreement: (a) Any indebtedness of either Party to the other not already due shall become immediately due and payable as of the date of expiration or termination of this Agreement; and (b) all Proprietary Information (as defined below) shall be returned to Supplier pursuant to Section 12 of this Agreement.

Section 10 Intellectual Property. Each Pany holds their own certain property rights, including, but not limited to, rights to trade names, trademarks, service marks, logos, formulas, patents and copyrights (collectively, the “Intellectual Property”). Nothing herein is intended to give either Patty any rights to the Intellectual Property of the other Party. Neither Party shall use the Intellectual Property of the other Party without the prior written consent of the Party. Any Intellectual Property developed jointly by the Parties during the Term of this Agreement shall be shared by both Parties. During the Term of this Agreement, or at any time thereafter, neither Party shall manufacture or produce any goods, articles or materials, utilizing or bearing the Intellectual Property of the other Party or any other marks or aspects substantially or confusingly similar thereto, whether for itself or other persons, firms, organizations or any other entity.

Section 11 Confidential Information. Each Party acknowledges that as a result of its relationship with the other Party, a Party may learn confidential information and trade secrets of the other Party (collectively, “Proprietary Information”). Such Proprietary Information includes, but is not limited to, each Party’s client and customer lists, operating systems, proprietary recipes for products, processes, marketing programs and strategies, methods of selling and servicing customers and products, product development strategies, purchasing, billing, delivery, and accounting systems, manuals, and other business methods. Proprietary Information shall include any information that each Party considers to be confidential or proprietary, which may include business methods and techniques, product formulations, financing sources, research data, marketing and sales information, the identity of clients and prospective clients, the identity of business relationships and prospective business relationships, and various proprietary business information with respect to such clients and business relationships. Each Party further acknowledges that such Proprietary Information of the other Party are valuable assets of the other Party, and each Party represents, warrants, and covenants that it has not and will not at any time use, nor shall it disclose or communicate to any third party, any such Proprietary Information without the prior written consent of the respective Party, except as required by law. Upon expiration or termination of this Agreement and at any time at either Party’s request, the other Party shall promptly return to the Party all materials and all copies of materials involving any Proprietary Information, in whatever form. EACH PARTY AGREES NOT TO DISCLOSE THE EXISTENCE OF, OR ANY TERMS OF, THIS AGREEMENT, TO ANY THIRD PARTY WITHOUT THE WRITTEN CONSENT OF THE OTHER PARTY, EXCEPT AS REQUIRED BY APPLICABLE LAWS, OR TO THE PARTY’S ACCOUNTANTS, ATTORNEYS AND OTHER PROFESSIONAL ADVISORS, PROVIDED SUCH ACCOUNTANTS, LAWYERS OR OTHER PROFESSIONAL ADVISORS ARE RECEIVING SUCH INFORMATION ACTING UNDER A DUTY OF CONFIDENTIALITY. Each Party shall immediately notify the other Party of any actual or perceived legal duty to disclose the Proprietary Information of the Party that the Party has ample opportunity to take all legally permissible steps to prevent such disclosure.

Section 12 Injunctive Relief. The Parties acknowledge that a breach of any of term, representation, warranty, covenant, condition or provision related to the Product or any Proprietary Information could result in irreparable and continuing damage to the aggrieved Party for which there would be no adequate remedy at law, and each Party agrees that any violation or threatened violation of any such term, representation, warranty, covenant, condition or provision may be enjoined through proper action filed in any court of competent jurisdiction in Florida, without the posting of bond or other collateral (or, if the court considering the issue concludes a bond is required, the Parties agree to a bond no greater than TEN THOUSAND UNITED STATES DOLLARS ($10,000.00 USD).

Section 13 Independent Contractor Status. The Parties intend that in the performance of their duties specified hereunder, each shall be acting as an independent contractor of the other, and nothing herein shall constitute either Pally as a joint venture, partner, employee or related to the other in any other manner whatsoever except for the limited scope of the relationship of the Parties specifically contained in this Agreement.

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Section 14 Assignment and Contractors. Except with the prior written consent of the other Party, a Party may not assign or otherwise transfer, either in whole or in part, this Agreement. Each Party may retain contractors and employees to assist it in the provision of services hereunder. All remuneration owing to such contractors or employees by a Party shall be owing only from the Party so engaging such contractors and employees, and neither Party has the authority to bind the other to any obligation to pay money or other remuneration to any third party.

Section 15 Modification; Notice; Complete Agreement. No change, alteration, modification, or addition to this Agreement shall be effective unless in writing and properly executed by both Parties. Notices to either Party shall be sent to the addresses or email addresses set forth beneath their respective signatures or such other addresses or email addresses as may be provided by one Party to the other in writing. Notice shall be deemed effective upon delivery. This Agreement merges and supersedes all prior and contemporaneous discussions and agreements related to the subject matter of this Agreement.

Section 16 Applicable Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of Florida, notwithstanding any conflict of or choice of law principle in any jurisdiction.

Section 17 Dispute Resolution. Except for injunctive relief pursuant to this Agreement, the Parties agree that any dispute that may arise hereunder shall be resolved first by direct negotiation by authorized persons, and if negotiations should fail to produce a result, by mediation through a mutually agreeable mediator, and if mediation should fail to produce a result within thirty (30) days of commencement, by binding arbitration before the American Arbitration Association (the “AAA”). The matter shall be heard by a single judge selected by the AAA (the “Arbitrator”), and there shall be no discovery unless otherwise expressly agreed to by the Parties. Said arbitration shall be conducted in Broward County, Florida under the rules of the AAA. The award of the Arbitrator shall be final and binding upon the Parties, subject only to such rights of appeal as are provided by the rules of the AAA. The costs of the arbitration proceeding, including the fees of the Arbitrator, shall be borne equally by the disputants; notwithstanding, the prevailing Party shall be entitled to reimbursement of all legal costs and fees from the non-prevailing Pany, provided that the Arbitrator shall determine allocations for such purposes in the event of a split determination. The Parties hereby waive all rights they have under any applicable law to a jury trial in the course of any dispute arising under this Agreement.

Section 18 Force Majeure. If either Party is prevented in the performance of any act required hereunder by reason of act of God, fire, flood, or other natural disaster, malicious injury, strikes, lockouts, or other labor troubles, shortages or strikes, riots, insurrection, war or other reason of like nature not the fault of the Party in performing under this Agreement, then performance of such act shall be excused for the period of the delay and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay except that if any delay exceeds six (6) months, then the Party entitled to such performance shall have the option to terminate this Agreement and the provisions of Section 8 of this Agreement shall apply.

Section 19 Severability; No Waiver. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. The failure of either Party to enforce or timely enforce its rights shall not be deemed a waiver, and a waiver in any instance shall not be deemed a continuing waiver or a waiver with respect to any other matter.

Section 20 Counterparts. This Agreement may be executed in any number of counterparts, each of which taken together shall constitute one and the same instrument.

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Section 21 Change in Law Event. The Parties acknowledge that they are engaged in a rapidly evolving business that is subject to changes in applicable state and federal law, and while the Parties believe that their current relationship is compliant with the Laws, regulatory authorities continue to promulgate rules and regulations in this area. In the event that the participation in or performance by either Party hereto of any term, covenant, condition or provision of this Agreement should be determined by a state or local court or governmental agency to be in violation of any statute, ordinance, or be otherwise deemed illegal under state law, or there is a change in federal enforcement priorities or guidance that makes the operation of either Party’s business impracticable, or, in the event that counsel to Supplier opines that this Agreement, or any provision of it, is in violation of any statute or ordinance or is otherwise illegal, then the Parties shall use their best efforts to meet forthwith and attempt to negotiate an amendment to this Agreement to remove or negate the effect of the event.

Section 22 Entire Agreement. This Agreement is the final integration of the agreement between the Parties with respect to the matters covered by it and replaces any prior understandings or agreements, oral or written, with respect thereto.

[Signature Page Follows]

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By signing below, each Party acknowledges that it has read, understands and agrees to the terms of this Agreement. Each Party is hereby advised to review this Agreement with their respective attorneys and financial and tax advisors. Each Party represents and warrants that it has either reviewed this Agreement with their respective attorneys and financial and tax advisors, or that each Party has had ample time to do so and elected not to.

SUPPLIER:

Holy Cacao, Inc.

/s/ Mark J. Keeley
Signature

By:	Mark J. Keeley
Its:	Chief Financial Officer

BUYER:

/s/ Robert Kohn
Signature

By:	Robert Kohn
Its:	CFO

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EXHIBIT A

PURCHASE ORDER

Order No. ___________ (number sequentially)

SUPPLIER	BUYER

Name:	Name:
Address:	Address:

Telephone:	Telephone:
Fax:	Fax:
E-mail:	E-mail:

Purchase and Pick-Up of Product

Section to Be Completed by Buyer

Pick-Up Method	Pick-Up Location	Pick-Up Terms	Pick-Up Date	Special Instructions

Product #	Product Name/Description	Quantity	Price per Unit	Total purchase amount

Notes:

•	All Product delivered and sold pursuant to this Purchase Order is subject to that certain Wholesale Supply Agreement entered into as of March 26, 2019 by and between Holy Cacao, Inc. and Buyer (the “Agreement”), which is expressly incorporated by reference. In the event of a conflict between this Purchase Order and the Agreement, the Agreement shall control. Any sales confirmation, invoice, or document stating additional or different terms or conditions are waived by Buyer and shall be deemed objected to by Supplier without need of further notice of objection and shall be of no effect or under any circumstances binding upon Supplier, unless accepted by Supplier in writing.

For Buyer: _________________________ Title and Printed Name: ___________________________ Date: _________

For Supplier: _______________________ Title and Printed Name:___________________________ Date: _________

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